Exhibit 5.1
Barack Ferrazzano Kirschbaum & Nagelberg llp
200 WEST MADISON STREET, SUITE 3900
CHICAGO, ILLINOIS 60606
Telephone (312) 984-3100
Facsimile (312) 984-3150
September 29, 2009
First Industrial Realty Trust, Inc.
311 S. Wacker Drive
Suite 4000
Chicago, Illinois 60606
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is being rendered in connection with the filing by First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated September 29, 2009, together with a prospectus dated September 18, 2009, covering the sale of 12,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and not more than 1,875,000 additional shares of Common Stock (collectively, the “Securities”), all pursuant to the Underwriting Agreement dated September 29, 2009 by and among the Company and First Industrial, L.P., a Delaware limited partnership, and J.P. Morgan Securities Inc., as representative of the several underwriters named therein (the “Underwriting Agreement”). The sale of the Securities was registered under the Registration Statement on Form S-3 (No. 333-157771), which was declared effective on September 18, 2009 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).
     We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.
     In arriving at the opinions expressed below, we have reviewed and examined the following documents:
(a)	the Registration Statement;

(b)	the Prospectus;

(c)	Articles of Amendment and Restatement of the Company filed June 13, 1994, as amended to date (the “Charter”);

(d)	Amended and Restated Bylaws of the Company, as amended to date;

(e)	Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland, dated September 29, 2009;

Barack Ferrazzano Kirschbaum & Nagelberg llp
First Industrial Realty Trust, Inc.
September 29, 2009

(f)	resolutions of the Board of Directors of the Company, adopted on September 18, 2009 and September 28, 2009 (the Authorizing Resolutions”);

(g)	the Underwriting Agreement;

(h)	a Certificate dated September 29, 2009 of the Company’s Secretary and Vice President—Corporate Legal; and

(i)	such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.
Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that the Securities have been duly authorized under the Charter and, when issued and delivered against payment therefor in accordance with the Underwriting Agreement and with the Authorizing Resolutions, will be validly issued, fully paid and nonassessable.
     We are attorneys admitted to practice in the State of Illinois. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Illinois. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuireWoods LLP, a copy of which is attached hereto.
     We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).
     We hereby consent to the reference to our firm in the Prospectus under the caption “Legal matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement or Prospectus and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP